                            MAYER, BROWN, ROWE & MAW

                            190 South La Salle Street

                          Chicago, Illinois 60603-3441

                                                                 main telephone
                                                                 (312) 782-0600

                                                                    main fax
                                                                 (312) 701-7711

                                September 9, 2002

To the Persons Listed on
Schedule I Attached hereto

     Re: Agreement and Plan of Reorganization for the Combination of Substantially All of the Assets of Morgan Stanley Select Municipal Reinvestment Fund with the Assets of Morgan Stanley Tax-Exempt Securities Trust in Exchange for Stock of Tax-Exempt, dated as of [July 25, 2002] (the "Reorganization Agreement")

Ladies and Gentlemen:

     We have acted as counsel to Morgan Stanley Tax-Exempt Securities Trust ("Tax-Exempt"), a Massachusetts business trust, and Morgan Stanley Select Municipal Reinvestment Fund ("Municipal Reinvestment"), a Massachusetts business trust, in connection with the proposed combination of substantially all of the assets of Municipal Reinvestment with those of Tax-Exempt in exchange for Class A shares of Tax-Exempt and certain other transactions related thereto pursuant to and in accordance with the terms of the Reorganization Agreement (the "Reorganization"). You have requested that we provide an opinion regarding the treatment of the Reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the tax disclosures in the proxy statement and prospectus (the "Proxy Statement/Prospectus") accompanying the Form N-14 Registration Statement.

     In connection with rendering these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Reorganization Agreement, (ii) the Form N-14 Registration Statement for the Reorganization, and the Proxy Statement/Prospectus and other documents, exhibits, attachments and schedules contained therein, (iii) written representations of Morgan Stanley Investment Advisors Inc. ("the "Advisor") concerning certain facts underlying and relating to the Reorganization set forth in a letter dated September 9, 2002, and (iv) such other documents and materials as we have deemed necessary or appropriate for purposes of the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such

       Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We Operate
          in Combination with our Associated English Partnership in the
                              Offices Listed Below.

           Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington

 INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw


To the Persons Listed on
  Schedule I Attached Hereto
[date]
Page 2

copies. We have not made an independent investigation of the facts set forth either in the Form N-14 Registration Statement, the Reorganization Agreement or any other documents that we have examined. We consequently have assumed in rendering these opinions that the information presented in such documents or otherwise furnished to us accurately and completely describes in all material respects all facts relevant to the Reorganization.

     We have also assumed for purposes of rendering our opinions (i) the accuracy of, and material compliance with, the representations of the Advisor set forth in the letter referred to above, (ii) the accuracy of, and material compliance with, the representations, warranties, covenants and agreements of Tax-Exempt and Municipal Reinvestment made in the Reorganization Agreement, and
(iii) that there are no agreements or understandings other than those of which we have been informed that would affect our conclusions set forth below.

     The opinions set forth below are based on the Code, the legislative history with respect thereto, rules and regulations promulgated thereunder, and published rulings, court decisions and administrative authorities issued with respect to all of the foregoing, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be asserted by the Internal Revenue Service.

     Any change occurring after the date hereof in, or a variation from, any of the foregoing factual or legal bases for our opinions could affect the conclusions set forth below.

     In addition, the opinions expressed herein are given as of the date hereof and we express no obligation to advise you of any changes in the law or events that may hereafter come to our attention that could affect our opinions set forth below.

     Based on the foregoing, we are of the opinions that, for federal income tax purposes:

     1. The summaries of United States federal income tax consequences set forth in the Proxy Statement/Prospectus under the headings Synopsis -- Tax Consequences of the Reorganization, The Reorganization -- The Board's Consideration and The Reorganization -- Tax Aspects of the Reorganization are accurate in all material respects as to matters of law and legal conclusions.

     2. The transfer of Municipal Reinvestment's assets in exchange for the Tax-Exempt Shares(1) and the assumption by Tax-Exempt of certain stated liabilities of Municipal

---------------------

(1) Capitalized terms used herein without definition have the meanings ascribed to them in the Reorganization Agreement.

Mayer, Brown, Rowe & Maw


To the Persons Listed on
  Schedule I Attached Hereto
[date]
Page 3


Reinvestment followed by the distribution by Municipal Reinvestment of the Tax-Exempt Shares to Shareholders in exchange for their Municipal Reinvestment shares pursuant to and in accordance with the terms of the Reorganization Agreement will constitute a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and Municipal Reinvestment and Tax-Exempt will each be a "party to a reorganization" within the meaning of section 368(b) of the Code.

     3. No gain or loss will be recognized by Tax-Exempt upon receipt of the assets of Municipal Reinvestment solely in exchange for Tax-Exempt Shares and the assumption by Tax-Exempt of the stated liabilities of Municipal Reinvestment.

     4. No gain or loss will be recognized by Municipal Reinvestment upon the transfer of the assets of Municipal Reinvestment to Tax-Exempt in exchange for the Tax-Exempt Shares and the assumption by Tax-Exempt of the stated liabilities or upon the distribution of the Tax-Exempt Shares to Shareholders in exchange for their Municipal Reinvestment shares.

     5. No gain or loss will be recognized by Shareholders upon the exchange of the Municipal Reinvestment shares for the Tax-Exempt Shares.

     6. The aggregate tax basis for the Tax-Exempt Shares received by each of the Shareholders pursuant to the Reorganization will be the same as the aggregate tax basis of the Municipal Reinvestment shares held by each such Shareholder immediately prior to the Reorganization.

     7. The holding period of the Tax-Exempt Shares to be received by each Shareholder will include the period during which the shares of Municipal Reinvestment surrendered in exchange therefore were held (provided such shares in Municipal Reinvestment are held as capital assets on the date of the Reorganization).

     8. The tax basis of the assets of Municipal Reinvestment acquired by Tax-Exempt will be the same as the tax basis of such assets to Municipal Reinvestment immediately prior to the Reorganization.

     9. The holding period of the assets of Municipal Reinvestment in the hands of Tax-Exempt will include the period during which those assets were held by Municipal Reinvestment.

     These opinions are being provided to you solely in connection with the filing of the Registration Statement for the Reorganization. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Mayer, Brown, Rowe & Maw


To the Persons Listed on
  Schedule I Attached Hereto
[date]
Page 4


     We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to all references to this firm under the headings Synopsis -- Tax Consequences of the Reorganization and The Reorganization -- Tax Aspects of the Reorganization in the Proxy Statement/Prospectus.

                                               Sincerely,

                                               Mayer, Brown, Rowe & Maw

JRB/KRA

                                   SCHEDULE I
                                   ----------

Morgan Stanley Tax-Exempt Securities Trust
1221 Avenue of the Americas
New York, NY 10020

Morgan Stanley Select Municipal Reinvestment Fund
1221 Avenue of the Americas
New York, NY 10020
























    Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
              Manchester New York Palo Alto Paris Washington, D.C.

 Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

      Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.